SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 11, 2003

STERLING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

On December 11, 2003, shareholders of Sterling Financial Corporation (“Sterling”) and Klamath First Bancorp, Inc. (“Klamath”) approved the Agreement and Plan of Merger dated July 14, 2003 pursuant to which Klamath will merge with and into Sterling.

Item 7.  Exhibits.

(c)  The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated December 11, 2003.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

December 11, 2003	By:	/s/ William R. Basom
Date	William R. Basom
Vice President, Treasurer, and Principal Accounting Officer